                                             AUTOMATIC AND FACULTATIVE

                                    YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

                                            EFFECTIVE December 15, 2003

                                           PRUCO LIFE INSURANCE COMPANY

                                    (hereinafter referred to as "THE COMPANY")

                                               213 Washington Street

                                           Newark, New Jersey 07102-2992

                                                        And

                                        MUNICH AMERICAN REASSURANCE COMPANY
                                   (hereinafter referred to as "THE REINSURER")

                                             56 Perimeter Center East

                                            Atlanta, Georgia 30346-2290

ATTACHMENTS:

SCHEDULE A - REINSURANCE COVERAGE

SCHEDULE B - AUTOMATIC AND FACULTATIVE REINSURANCE PREMIUMS

SCHEDULE C - REPORTING INFORMATION - INFORMATION ON RISKS REINSURED

SCHEDULE D - MONTHLY BILLING AND ACCOUNTING SUMMARY

SCHEDULE E - FACULTATIVE REINSURANCE APPLICATION

SCHEDULE F - FACULTATIVE REINSURANCE NOTIFICATION

SCHEDULE G - CARRIER FACT SHEET

                                         AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM
                                               REINSURANCE AGREEMENT
                                                     PREAMBLE

Pruco Life Insurance Company ("THE COMPANY") issues policies known as M Premier VUL (MPVUL) as more fully described in the attached Schedule A.  With respect to up to 50% of the risk, THE COMPANY is participating in a reinsurance program comprised of several reinsurance agreements.  These agreements include the following:
o        This Automatic and Facultative Yearly Renewable Term Reinsurance Agreement (this "Agreement") between
          THE COMPANY and Munich American Reassurance Company ("THE REINSURER")
o        One or more other Automatic and Facultative Yearly Renewable Term Reinsurance Agreements ("Other YRT
         Agreements") between THE COMPANY and various reinsurers.
o        An Automatic and Facultative Modified Coinsurance Agreement ("Modco Agreement") between THE COMPANY and
         M Life Insurance Company.
In the context of the above reinsurance program, the reinsurance provided under this Agreement and the Other YRT
Agreements is known as "THIRD-PARTY REINSURANCE," and THE REINSURER and other reinsurers are collectively known as "THIRD-PARTY REINSURERS."

The risk transferred under this Agreement and the Other YRT Agreements is a portion of the mortality risk under the policies reinsured under this reinsurance program, which portion is described in the respective agreements.
All significant risks on up to 50% of each policy other than the portion of the mortality risk covered under this
Agreement and the Other YRT Agreements are transferred under the Modco Agreement.

With respect to the remaining 50% of the risk, THE COMPANY will retain a portion and may reinsure one or more portions with various reinsurers including THE REINSURER under other reinsurance Agreements.

     Such reinsurance would also be known as THIRD-PARTY REINSURANCE, and the various reinsurers, including THE
     REINSURER, would be known as THIRD-PARTY REINSURERS.

     All of the reinsurance agreements referred to above shall operate independently of one another, except where specifically indicated in the agreements.

                                         AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM
                                               REINSURANCE AGREEMENT

1.       PARTIES TO THE AGREEMENT

         This Agreement is solely  between THE REINSURER and THE COMPANY,  a life  insurance  company  domiciled in
         Arizona.  There is no third party  beneficiary to this  Agreement.  Reinsurance  under this Agreement will not create any right or legal relationship  between THE REINSURER and any other person,  for example,  any insured,  policyowner,  agent,  beneficiary,  or  assignee.  THE COMPANY  agrees that it will not make THE
         REINSURER a party to any  litigation  between any such third party and THE  COMPANY.  THE COMPANY will not use or disclose THE REINSURER's  name with regard to THE COMPANY's  agreements or transactions  with these third parties unless THE REINSURER  gives prior written  approval for the use or disclosure of its name or unless THE COMPANY is compelled by law to do so.

         The  terms of this  Agreement  are  binding  upon the  parties,  their  representatives,  successors,  and assigns.  The parties to this Agreement are bound by ongoing and continuing  obligations  and  liabilities until the later of (1) when this Agreement  terminates and (2) when the underlying  policies are no longer in force.  This Agreement shall not be bifurcated, partially assigned, or partially assumed.

2.       EFFECTIVE DATE OF THE AGREEMENT

         This Agreement will incept on the date hereof, to be effective as of 12:01 A.M., December 15, 2003 and will cover policies effective on and after that date.  In addition, THE REINSURER agrees to accept reinsurance coverage for policies backdated to save age up to six months prior to the effective date of this Agreement.  The reinsurance coverage for any backdated policies will be effective as of the policy effective date.

3.       SCOPE OF THE AGREEMENT

         The text of this  Agreement and all Exhibits,  Schedules and  Amendments  are  considered to be the entire agreement  between  the  parties.  There are no other  understandings  or  agreements  between the parties regarding the policies  reinsured  other than as expressed in this Agreement.  Notwithstanding  the above, the parties to this Agreement  acknowledge  that this Agreement is intended to coordinate with reinsurance provided by M Life Insurance  Company.  The parties may make changes or additions to this  Agreement,  but they will not be  considered  to be in effect  unless they are made by means of a written  amendment  that has been signed and dated by both parties to this Agreement.

4.       POLICIES AND RISKS REINSURED UNDER THE AGREEMENT

         THE REINSURER  agrees to indemnify by means of indemnity  reinsurance,  and THE COMPANY agrees to reinsure with THE  REINSURER,  according  to the terms and  conditions  hereof,  the portion of the  policies on an automatic  and  facultative  basis as described and defined in Schedule A, which are placed in force while this  Agreement  is in  effect.  The  intent  of this  Agreement  is to  pass  all of the  mortality  risk associated  with such  portion of the  original  policies,  to THE  REINSURER  without  necessitating  THE
         COMPANY to transfer the assets or their cash equivalents to THE REINSURER.

5.       DURATION OF THE AGREEMENT

         The duration of this  Agreement will be unlimited.  However,  either party may terminate the Agreement for new business at any time by giving the other a 90-day prior written  notice.  THE REINSURER  will continue to accept new reinsurance during the 90-day period.

         Existing  reinsurance  will not be affected  by the  termination  of this  Agreement  with  respect to new reinsurance.  Existing  reinsurance  will  remain  in  force  until  the  termination  or  expiry  of  the underlying  policies on which the  reinsurance is based and THE REINSURER  fulfills all of its obligations under this  Agreement,  provided that THE  REINSURER has not  terminated  for  non-payment  of premiums as described  in  Section  14.  However,  existing  reinsurance  may be  terminated  in  accordance  with the recapture provision described in Section 22.

6.       BASIS OF REINSURANCE

         Reinsurance under this Agreement will be on the Yearly Renewable Term basis on the portion of each policy that is reinsured as described in Schedule A.

7.       AUTOMATIC REINSURANCE TERMS

         THE REINSURER agrees to automatically  accept  contractual  risks on the life insurance  policies shown in
         Schedule A, subject to the following requirements:

a.       CONVENTIONAL   UNDERWRITING.   Automatic   reinsurance  applies  only  to  insurance   applications  fully
              underwritten  by THE COMPANY  according to THE COMPANY's  conventional  underwriting  and issue rules and  practices.  Upon request,  THE COMPANY  shall  provide THE REINSURER  with a copy of its current underwriting and issue rules and practices.

              From time to time,  it may be  appropriate  for THE COMPANY or THE  REINSURER to request of the other party  changes  in the  underwriting  rules and  practices.  The party  requesting  the  change  must provide a 120-day  advance  written  notice to the other  party  before  the  effective  date of such change.  Recognition  of  reinsurance  premium  rates  related to these  changes  must be  determined within the  120-day  period.  If the  underwriting  change or rate change is  unacceptable  to either party,  this  Agreement may be  unilaterally  terminated for acceptance of new business with a 90-day written termination notice to the other party.

b.       RESIDENCE  AND TRAVEL.  To be eligible for automatic  reinsurance,  each insured must either be a resident of the United  States or Canada at the time of issue or be a resident of another  country  that meets
              THE COMPANY's special underwriting requirements pertaining to foreign residence.  However,  automatic reinsurance  will not be available if the conditions  stated in either  Foreign Travel  Exclusions or
              Foreign Residence Exclusions in Schedule A apply.

c.       OCCUPATION.  To be eligible for automatic  reinsurance,  the insured must not be employed in an occupation as shown in the Occupation Exclusion List in Schedule A.

d.       AUTOMATIC  ACCEPTANCE LIMIT. For any policy to be reinsured under automatic  reinsurance,  the face amount shall not exceed the Automatic Acceptance Limit as shown in Schedule A.

e.       JUMBO LIMIT.  For any policy to be reinsured  under automatic  reinsurance,  the total amount of insurance in force and applied for in all companies shall not exceed the Jumbo Limit as shown in Schedule A.

f.       MINIMUM  CESSION.  The minimum amount of  reinsurance  per cession that THE REINSURER will accept is shown in Schedule A.

g.       FACULTATIVE  QUOTES.  The risk shall not have been  submitted on a  facultative  basis to THE REINSURER or any other reinsurer.

8.       PORTIONS REINSURED AND RETAINED UNDER AUTOMATIC REINSURANCE

a.       AUTOMATIC  PORTION  REINSURED.  For  any  policy  reinsured  under  automatic  reinsurance,   the  portion
              reinsured is shown in Schedule A.

b.       AUTOMATIC PORTION RETAINED.  THE COMPANY will retain, and not otherwise  reinsure,  an amount of insurance on each life as shown in Schedule A.

9.       AUTOMATIC REINSURANCE NOTICE PROCEDURE

         After the policy has been paid for and  delivered,  THE COMPANY will submit to THE  REINSURER all relevant individual policy information, as defined by Schedule C.

10.      FACULTATIVE REINSURANCE

         THE  COMPANY  may  apply  for  facultative  reinsurance  with  THE  REINSURER  on a risk if the  automatic reinsurance  terms  are  not  met or if the  terms  are  met  and it  prefers  to  apply  for  facultative reinsurance.  To obtain a facultative reinsurance quote, THE COMPANY must submit the following:

a.       A form substantially similar to the "Application for Reinsurance" form shown in Schedule E.

b.       Copies of the original insurance application,  medical examiner's reports, financial information,  and all other papers and information regarding the insurability of the risk.

         After receipt of THE COMPANY's  application,  THE REINSURER will promptly  examine the material and notify
         THE COMPANY either of the terms and conditions of THE  REINSURER's  offer for  facultative  reinsurance or that no offer will be made.  THE  REINSURER's  offer  expires  120 days after the offer is made unless the written offer  specifically  states  otherwise.  If THE COMPANY  accepts THE REINSURER's  offer,  then THE
         COMPANY  will  make a dated  notation  of its  acceptance  in its  underwriting  file  and mail as soon as possible  a  formal  reinsurance  cession  to THE  REINSURER  using a form  substantially  similar  to the
         Notification  of  Reinsurance  form shown in Schedule F. If THE  COMPANY  does not accept THE  REINSURER's offer, then THE COMPANY will notify THE REINSURER in writing as soon as possible.

11.      COMMENCEMENT OF REINSURANCE COVERAGE

         Commencement  of THE  REINSURER's  reinsurance  coverage  on any  policy  or  pre-issue  risk  under  this
         Agreement is described below:

a.       AUTOMATIC  REINSURANCE.  THE REINSURER's  reinsurance  coverage for any policy that is ceded automatically under this Agreement will begin and end simultaneously with THE COMPANY's  contractual  liability for the policy reinsured.

              In  addition,  THE  REINSURER  will be liable  for  benefits  paid  under THE  COMPANY's  conditional receipt,  temporary  insurance  agreement or limited insurance agreement if all of the conditions for automatic  reinsurance  coverage  under  Section  7  of  this  Agreement  are  met.  THE  REINSURER's liability  under  THE  COMPANY's  conditional  receipt,  temporary  insurance  agreement  or  limited insurance  agreement is limited to the lesser of (1) THE  REINSURER's  reinsured  portion of the face amount of the policy and (2) THE REINSURER's reinsured portion multiplied by $1,000,000.

              The  pre-issue  liability  applies  only  once on any  given  life at one  time no  matter  how  many conditional  receipts,  temporary  insurance  agreements  or  limited  insurance  agreements  are  in effect.  After a policy has been issued,  no  reinsurance  benefits are payable under this  pre-issue coverage provision.

b.       FACULTATIVE   REINSURANCE.   THE   REINSURER's   reinsurance   coverage  for  any  policy  that  is  ceded
              facultatively  under this Agreement shall begin when (1) THE COMPANY  accepts THE  REINSURER's  offer by making a dated  notation of its  acceptance in its  underwriting  file and (2) the policy has been issued.

              In  addition,  THE  REINSURER  will be liable  for  benefits  paid  under THE  COMPANY's  conditional receipt,  temporary  insurance  agreement  or  limited  insurance  agreement  if:  (1) the  policy is prepaid,  (2) THE REINSURER has made a binding offer,  and (3) THE COMPANY has accepted that offer by sending an email notification.  THE REINSURER's  liability under THE COMPANY's  conditional  receipt, temporary  insurance  agreement or limited  insurance  agreement  will be limited to the lesser of 1)
              THE  REINSURER's  reinsured  portion  of the  face  amount  of the  policy  and  2)  the  portion  of
              $1,000,000  that is derived as the amount of  capacity  reserved by THE  COMPANY  from THE  REINSURER divided by the sum of the total amount of capacity  reserved by THE COMPANY from all  reinsurers  and the amount to be retained by THE COMPANY.

              The  pre-issue  liability  applies  only  once on any  given  life at one  time no  matter  how  many conditional  receipts  or  temporary  insurance  agreements  are in  effect.  After a policy has been issued, no reinsurance benefits are payable under this pre-issue coverage provision.

12.      REINSURANCE PREMIUM RATES

              RATES AND CALCULATION.  The reinsurance premiums per $1000 are shown in Schedule B.

              Reinsurance premiums for renewals will be calculated using (1) the issue age of the insured,  (2)
              the duration since issuance and (3) the current underwriting classification.  Reinsurance premiums for any face amount increases are calculated using (1) the age of the insured as of the effective date of the increase, (2) the duration since the effective date of the increase and (3) the current underwriting classification.

13.      REVISION OF PREMIUM RATES

         New Business

         If THE REINSURER  changes rates with respect to new business,  then THE COMPANY has the right to terminate this Agreement for new business if THE COMPANY deems the rate change unacceptable.

         Inforce

a.       THE  REINSURER  may change its  reinsurance  rates as a result of a mortality  study as  described  in the following:

i.       THE COMPANY or THE REINSURER  may,  at their option,  initiate a review of the  mortality  experience  with respect  to the  business  reinsured  hereunder.  This  review  will  use the  guidelines  in
                      Section 13a (iii)below to determine if an adjustment  should be made in the  reinsurance YRT rates under this Agreement.

ii.      The parties  agree to  evaluate  the  mortality  experience  by policy  issue  year, with respect to the application of reinsurance  premium rates.  Anhy change to inforce reinsurance premium rates will remain on a point-in-scale (durational) basis.  Grouping of policy issue years will be agreed upon by the parties for evaluation and rate application purposes.

iii.     Mortality  experience  will not be credible  for purposes of this  article  until at least 400  cumulative death  claims  have  been  recorded  for  the  policy  year  groupings  being  analyzed.  The following  guidelines will be used to determine the appropriate  adjustment to be made to the reinsurance YRT rates under this Agreement:

o        The intent is to maintain a current reinsurance rate scale with a target loss ratio of 87% under this
                           Agreement.
o        The loss ratio will be calculated as accumulated reinsured incurred claims divided by accumulated Base reinsurance earned premiums.  Base reinsurance premiums are based on the original reinsurance rates under this Agreement.  Both the claims and the premiums will be accumulated using an interest rate of 5%.
o        New reinsurance rates will be set at the base reinsurance rates times the loss ratio divided by 87%.
o        Rates will only be changed if the anticipated rate change is 5% or greater and the new rates will be rounded up to the nearest .5%.  For example, if the current rates for the best preferred class are 35% of the 75-80 SOA table, then they would only be revised if this experience analysis indicates that they should be less than or equal to 33.0% or greater than or equal to 37.0%.
o        Reinsurance rates for any policy issue years will not be changed more often than every three years.

b.       In the event THE COMPANY  raises its  mortality  charges to the  underlying  policyholder,  THE  REINSURER retains the right to make a proprotionate increase to the reinsurance rates.

c.       THE REINSURER may change its reinsurance rates for any other reason.

d.       THE COMPANY  retains the right to recapture as of the  effective  date of the rate change,  in  accordance with Section 22, if any of the following occur:

i.       A review of the mortality  experience  indicates a decrease in reinsurance rates as described in 'a' above and THE REINSURER fails to decrease its reinsurance rates accordingly, or
ii.      A review of the mortality  experience  indicates no change in reinsurance  rates as described in 'a' above and THE REINSURER increases its rates, or
iii.     A review of the  mortality  experience  indicates  an increase in  reinsurance  rates as  described in 'a'
                      above but THE REINSURER's increase is greater than the increase indicated, or
iv.      THE  REINSURER  raises its rates as described in 'b' above and the  increase is not in  proportion  to the increase in mortality charges to the underlying policyholder, or
v.       THE REINSURER changes it rates as described in 'c' above.

14.      PAYMENT OF REINSURANCE PREMIUMS

         a.     PREMIUM DUE.  For each policy  reinsured  under this  Agreement,  reinsurance  premiums are payable annually  in  advance.  These  premiums  are due on the  issue  date  and  each  subsequent  policy anniversary.  Within 30 days after the close of each  reporting  period,  THE COMPANY  will send to
                THE  REINSURER a statement  of account for that period  along with payment of the full balance due.
                On any payment date,  monies  payable  between THE REINSURER and THE COMPANY under this  Agreement, and any other agreements  between the parties (as per Section 39 of this Agreement),  may be netted to  determine  the payment  due.  This offset will apply  regardless  of the  insolvency  of either party as  described  in Section 25, to the extent  permitted  by law. If the  statement  of account shows a balance due THE  COMPANY,  THE  REINSURER  will remit that amount to THE COMPANY  within 30 days of receipt of the  statement  of account.  All  financial  transactions  under this  Agreement will be in United States  dollars.  If the  reinsurance  premium amounts cannot be determined on an exact  basis  by the  dates  described  below,  such  payments  will be paid in  accordance  with a mutually agreed upon formula which will  approximate  the actual  payments.  Adjustments  will then be made to reflect actual amounts when such information is available.

         b.     FAILURE TO PAY  PREMIUMS.  If  reinsurance  premiums  are 90 days past due,  the  premiums  will be considered in default and THE REINSURER may terminate the  reinsurance  by providing a 30-day prior written  notice,  provided  payment is not received  within that 30-day period.  THE REINSURER will have no further  liability as of the termination date for benefits  applicable to periods for which the premium is not paid.  THE COMPANY will be liable for the prorated  reinsurance  premiums to the termination  date.  THE COMPANY agrees that it will not force  termination  under the provisions of this  paragraph  solely to avoid the  recapture  requirements  or to transfer the block of business reinsured to another reinsurer.

                THE COMPANY may  reinstate  reinsurance  terminated  for  non-payment  of balances  due at any time within 60 days  following the date of  termination.  However,  THE REINSURER will have no liability for claims incurred between the termination date and the reinstatement date.

         c.     PREMIUM  ADJUSTMENT.  If THE COMPANY overpays a reinsurance  premium and THE REINSURER  accepts the overpayment,  THE REINSURER's  acceptance will not constitute or create a reinsurance  liability or increase in any  existing  reinsurance  liability.  Instead,  THE  REINSURER  will be liable to THE
                COMPANY  for a credit in the amount of the  overpayment.  If a  reinsured  policy  terminates,  THE
                REINSURER  will refund the excess  reinsurance  premium.  This  refund will be on a prorated  basis without  interest  from the date of  termination  of the policy to the date to which a  reinsurance premium has been paid.

15.      PREMIUM TAX REIMBURSEMENT

         See Schedule B.

16.      DAC TAX AGREEMENT

         THE COMPANY and THE  REINSURER,  herein  collectively  called the  "Parties",  or singularly  the "Party", hereby enter into an election under Treasury  Regulations  Section 1.848-2(g) (8) as promulgated under the
         Internal  Revenue  Code, as found in Title 26 of the United  States Code,  hereinafter  referred to as the
         Regulations  and the IRC.  Both  parties  agree to make the  election  contemplated  by this Section 16 by timely attaching to their U.S. tax returns the schedule  contemplated by Section  1.848-2(g)(8)(ii) of the
         Regulations.  Furthermore, the parties agree to the following:

a.       For each taxable year under this Agreement,  the party with the net positive consideration,  as defined in the  Regulations,  will  capitalize  specified  policy  acquisition  expenses  with  respect  to this
              Agreement without regard to the general deductions limitation of Section 848 (c) (1);

b.       THE COMPANY and THE REINSURER  agree to exchange  information  pertaining to the net  consideration  under this  Agreement  each  year to insure  consistency  or as  otherwise  required  by the U.S.  Internal
              Revenue Service;

c.       THE COMPANY will submit to THE REINSURER by May 1 of each year its  calculation  of the net  consideration for the preceding calendar year.

d.       THE REINSURER  may contest such  calculation  by providing an  alternative  calculation  to THE COMPANY in writing  within 30 days of THE  REINSURER's  receipt of THE COMPANY's  calculation.  If THE REINSURER does not so notify THE COMPANY,  THE  REINSURER  will report the net  consideration  as determined by
              THE COMPANY in THE REINSURER's tax return for the previous calendar year;

e.       If THE REINSURER  contests THE COMPANY's  calculation  of the net  consideration,  the parties will act in good faith to reach an agreement as to the correct  amount  within 30 days of the date THE  REINSURER submits its  alternative  calculation.  If THE COMPANY and THE  REINSURER  do not reach  agreement on the net amount of consideration  within such 30-day period,  then the net amount of consideration for such year shall be determined by an independent  accounting  firm  acceptable to both THE COMPANY and
              THE REINSURER within 20 days after the expiration of such 30-day period.

f.       THE COMPANY and THE  REINSURER  agree that this  election  shall first be effective  for the 2005 calendar tax year and will be effective for all subsequent  taxable years for which this Agreement  remains in effect.

         THE REINSURER and THE COMPANY  represent and warrant that they are subject to U.S.  taxation  under either
         Subchapter L of Chapter 1, or Subpart F of Subchapter N of Chapter 1 of the IRC of 1986, as amended.

17.      REPORTS

         The reporting  period is shown in Schedule A. For each reporting  period,  THE COMPANY will submit reports to THE REINSURER with information that is substantially  similar to the information  displayed in Schedule
         C.

         In addition,  the reports  will  include a billing and  accounting  summary and a policy  exhibit  summary similar to the reports shown in Schedule D.

         Within 15 business days after the end of each  calendar  year,  THE COMPANY will submit a reserve  summary similar to that  shown in  Schedule  D. THE  COMPANY  will also  submit  this  reserve  summary  within 10 business days after the end of each other calendar quarter.

18.      RESERVES FOR REINSURANCE

         See Schedule A.

19.      CLAIMS

a.       NOTIFICATION OF CLAIMS.  THE COMPANY will provide THE REINSURER with  notification of claims reported.  In addition,  THE COMPANY will provide THE REINSURER with a notification  of each claim incurred  within the first two  policy  years  (individually,  a  "Contestable  claim" and  collectively  "Contestable
              Claims") on policies  reinsured  where THE REINSURER'S net amount at risk is greater than or equal to
              $40,000, along with all relevant information including, but not limited to, claim proofs.

              For all other  claims,  after THE COMPANY has  received  all proper  claim proofs and paid the claim,
              THE COMPANY will send THE  REINSURER an itemized  statement of amounts due THE COMPANY along with all relevant  information with respect to the claim,  including the claim proofs.  However,  claim proofs will not be required by THE  REINSURER  if THE  REINSURER's  net amount at risk is less than or equal to $100,000  and THE COMPANY has paid the claim in full.  In such  cases,  THE COMPANY  will  provide
              THE REINSURER  with the cause and date of death and  information  adequate to identify the policy for which a claim is being made.  Nothing in this Section supersedes Access to Records, Section 33.

b.       AMOUNT AND  PAYMENT OF  BENEFITS.  As soon as THE  REINSURER  receives  the  request  for  payment and any required  proof of the claim,  reinsurance  benefits are due and payable to THE  COMPANY.  Payment of the benefits  will be made in a single sum,  regardless  of THE  COMPANY's  settlement  options.  THE
              COMPANY's  contractual  liability  for  claims is  binding  on THE  REINSURER.  The  maximum  benefit payable to THE COMPANY under each  reinsured  policy is the amount  specifically  reinsured  with THE
              REINSURER.

c.       LIVING  NEEDS  BENEFITS.  Living  Needs  Benefit  claims will be  administered  in the same way as a death claim and Living Needs Benefit  claims,  both full and partial,  will be  specifically  identified as such on the lists of claims paid.

d.       CLAIM  SETTLEMENTS.  THE  REINSURER  agrees that THE COMPANY will use its  standard  claim  practices  and guidelines  in the  adjudication  of all  claims on  policies  reinsured  under this  Agreement.  THE
              REINSURER  has the  right  to  inspect,  at the  COMPANY's  offices,  the  COMPANY's  written  claims practices and guidelines.  Once THE REINSURER has been notified of a contestable  claim in accordance with  subsection a. above,  THE REINSURER will have ten business days to review the  information  and provide  its opnion as to whether or not the reinsurance claim is payable.

              THE  COMPANY  will  advise THE  REINSURER  of any  intention  to contest a claim  involving  a policy reinsured  hereunder and provide THE REINSURER with copies of all relevant  documents.  THE REINSURER may choose not to  participate  in the contest of a Contestable  Claim.  THE  REINSURER  will have 10 business  days from the date it received the  information  to  communicate  its  decision  whether to participate in the contested  claim. If THE REINSURER  chooses not to participate,  it will discharge its liability by immediately  paying to THE COMPANY the full amount of THE  REINSURER's  liability on the portion of the policy  reinsured  under this Agreement,  regardless of any subsequent  outcome of such contest.

              Provided that THE REINSURER does not discharge its liability in accordance with this  paragraph,  THE
              COMPANY will make a reasonable  effort to keep THE REINSURER  informed of subsequent  developments in the contest of the claim.

e.       CLAIM  EXPENSES.  THE  REINSURER  will pay its  share of any  interest  paid by THE  COMPANY  on any claim payment.  In  addition,  THE  REINSURER  will pay its share of the  unusual  expense of  adjudicating contestable  claims,  which expense was paid by THE COMPANY.  The term "unusual  expense"  shall mean all expenses of THE COMPANY  associated  with the  contestable  claim other than normal and customary claim  administration  expenses that are commonly  incurred with the normal and customary  settlement of non-contestable  claims.  Also,  expenses incurred in connection with a dispute or contest arising out of conflicting  claims of entitlement to policy  proceeds or benefits that THE COMPANY admits are payable are not a claim  expense  under this  Agreement.  Notwithstanding  the above,  THE  REINSURER will not be liable for any portion of interest or unusual  expenses  for any period of time after THE
              REINSURER chooses not to participate in a contested, compromised or litigated claim.

f.       EXTRACONTRACTUAL  DAMAGES.  Generally,  THE REINSURER  will not  participate  in punitive or  compensatory damages,  which are awarded against THE COMPANY as a result of an act,  omission or course of conduct committed  by THE  COMPANY in  connection  with the  policies  reinsured  under this  Agreement.  THE
              REINSURER  will,  however,  pay its  share of THE  COMPANY's  share of  statutory  penalties  awarded against THE COMPANY in  connection  with the policies  reinsured  under this  Agreement.  The parties recognize that  circumstances  may arise in which equity would require THE  REINSURER,  to the extent permitted by law, to share  proportionately  in certain  assessed  damages.  Such  circumstances  are difficult to define in advance,  but generally  would be those  situations in which THE REINSURER was an active party and in writing  either  directed,  consented  to, or ratified the act,  omission,  or course of conduct of THE COMPANY  which  ultimately  results in the  assessment  of  punitive  and/or compensatory  damages.  In such  situations,  THE COMPANY and THE REINSURER  would share such damages assessed in equitable proportions.

              For purposes of the provision, the following definitions will apply:

              "Punitive  Damages" are those damages awarded as a penalty,  the amounts of which are not governed or fixed by statute;

              "Statutory  Penalties"  are those  amounts that are awarded as a penalty,  but are fixed in amount by statute;

              "Compensatory  Damages" are those amounts  awarded to compensate  for actual damages  sustained,  and are not awarded as a penalty, nor fixed in amount by statute.

20.      MISREPRESENTATION, SUICIDE, AND MISSTATEMENT

         If either a  misrepresentation  on an  application  or a death of an  insured  by  suicide  results in the return of policy  premiums by THE COMPANY  under the policy  rather than payment of policy  benefits,  THE
         REINSURER  will refund all of the  reinsurance  premiums paid for that policy to THE COMPANY.  If there is an adjustment for a  misrepresentation  or misstatement  of age or sex, a corresponding  adjustment to the reinsurance benefit will be made.

21.      POLICY CHANGES

a.       NOTICE.  If a reinsured policy is changed as described  below, a corresponding  change will be made in the reinsurance  for that policy.  THE COMPANY will notify THE  REINSURER of the change in THE  COMPANY's next report as stated in Section 17.

b.       INCREASES.  If a request  for an increase in the amount of  insurance  is made for a reinsured  policy and the insured meets THE COMPANY's  automatic  underwriting  requirements  and THE COMPANY  approves the increase  under  the  policy,  then the  increase  will be added to the  policy as a new  layer.  The increase  layer will have a separate  policy  record and its own effective  date.  The portion of the layer  reinsured  under this  Agreement is equal to the amount shown in Schedule A.  Increase  layers with an  effective  date  after  the  termination  of this  Agreement  for new  business  will not be reinsured under this Agreement.

              If a request  for an increase is made for a  reinsured  policy and the  insured  meets THE  COMPANY's automatic  underwriting  requirements  and a new  policy  is  issued  on one of the  plans  shown  in
              Schedule  A for the  higher  amount,  then  reinsurance  under the old  policy  will  cease as of the effective  date of the change,  and  reinsurance  under the new policy will commence as of the policy date of the new policy.

              If a request  for an  increase in a  reinsured  policy is granted  without  the  insured  meeting THE
              COMPANY's requirements, then reinsurance on the increase will not be allowed.

              If a request  for an  increase  does not meet all of the  terms of  automatic  reinsurance,  then THE
              COMPANY may apply for facultative reinsurance as stated in Section 10.

c.       REDUCTION OR  TERMINATION.  If the amount of insurance on a reinsured  policy is reduced,  the reinsurance will be reduced proportionately as of the effective date of the reduction.

              If a reinsured policy is terminated, the reinsurance will cease on the date of such termination.

d.       PLAN  CHANGES.  If a  reinsured  policy is changed  to another  plan of  insurance  that is not  currently reinsured  under this Agreement as defined in Schedule A, then the  reinsurance,  with respect to the reinsured policy, under this Agreement will cease as of the effective date of the change.

              If a policy that is not reinsured  under this Agreement is changed to a plan that is reinsured  under this  Agreement  as defined in Schedule A and the insured has met THE  COMPANY's  new  business  full underwriting requirements, then reinsurance will commence as of the policy date of the new plan.

e.       DEATH BENEFIT  OPTION  CHANGES.  If the death benefit  option under a reinsured  policy is changed and the face amount of insurance is either  increased or decreased,  the net amount at risk  reinsured  under this Agreement after the change will be the same as before the change.

22.      RECAPTURE

         At any time during the term of the  Agreement,  THE COMPANY may elect to  recapture  in full the  coverage reinsured under this Agreement following the occurrence of any of the following events:

1)       Material  breach by THE REINSURER of any term or conditions of this  Agreement if such breach is not cured within a period of at least sixty  calendar  days  following  the  delivery of notice of such breach from THE COMPANY to THE REINSURER.

         2)     THE REINSURER is deemed insolvent as described in Section 25.

         3) The  occurrence  of a "Risk  Trigger  Event" as  defined  in  Schedule  A of this  Agreement,  provided that THE REINSURER does not provide additional security as described in Schedule A..

         4) A change  in  reinsurance  premium  rates  that is  unacceptable  to THE  COMPANY  in  accordance  with
                Section 13, 'REVISION OF PREMIUM RATES'.

         5) Any  written  representation  or  warranty  made by THE  REINSURER  under this  Agreement  proves to be untrue in any material respect.

         In addition,  at any time after the twentieth policy  anniversary,  THE COMPANY may elect to recapture all or an  appropriate  portion of the coverage  reinsured  under this  Agreement to reflect  increases in the maximum retention limits for THE COMPANY and all of its affiliates,  collectively,  subsequent to the date of policy issue.  These maximum  retention  limits as of the effective date of this Agreement are equal to the amounts  shown in the Risk  Retention  Limits  table shown in Schedule A. The portion of the  coverage that may be  recaptured  must be directly  related to the increase in the limits.  To  illustrate,  if the maximum  retention  limits  are  increased  by 100%,  then the  portion  that may be  recaptured  from all reinsurers of the policies  reinsured  under this Agreement  would be equal to 100% of the portion of each reinsured  policy that is retained by THE COMPANY.  Furthermore,  the portion that may be recaptured  from
         THE REINSURER  would be determined as THE  REINSURER's  prorata share of the total portion  reinsured with all reinsurers.

         If THE  COMPANY  elects to  recapture  the risks ceded to THE  REINSURER  under this  Agreement  as stated
         above,  it will do so by giving  written notice to THE  REINSURER.  Upon the delivery of such notice,  all of the risks  previously  ceded under each of the policies  subject to this Agreement shall be recaptured, effective  as of the date  specified  in THE  COMPANY's  notice.  If THE  COMPANY  does not specify in the written  notice the date that such  recapture is to be effective,  then the  recapture  shall be effective immediately upon THE REINSURER's receipt of the notice.

         If a policy is recaptured,  THE REINSURER will pay THE COMPANY the unearned  reinsurance premium within 30 days following the date of recapture.  THE REINSURER shall not be liable,  under this  Agreement,  for any claims  incurred after the date of recapture,  but shall remain liable for all claims incurred on or prior to the date of recapture.

         No  exercise  by THE  COMPANY  of any  recapture  right will give rise to any  claims  for  damages,  lost profits,  or other form of  compensation  to THE  REINSURER,  other than payment of a prorated sum for any amount  that  might  be due and  owing  under  the  reinsurance  treaty  up to the  effective  date of the recapture.

23.      REINSTATEMENTS

         a.     AUTOMATIC  REINSTATEMENT.  If THE  COMPANY  reinstates  a policy that was  originally  ceded to THE
                REINSURER as automatic  reinsurance  using  conventional  underwriting  practices,  THE REINSURER's reinsurance for the policy shall be reinstated.

         b.     FACULTATIVE  REINSTATEMENT.  If THE  COMPANY  has been  requested  to  reinstate  a policy that was originally  ceded to THE REINSURER as facultative  reinsurance and the  reinstatement  is processed under  THE  COMPANY's  Long  Form  Reinstatement  Process,  then THE  COMPANY  will  re-submit  the appropriate  evidence  for  the  case  to  THE  REINSURER  for  underwriting  approval  before  the reinsurance can be reinstated.

c.       PREMIUM  ADJUSTMENT.  Reinsurance  premiums  for the  interval  during which the policy was lapsed will be paid to THE REINSURER  by THE COMPANY.

24.      ERRORS AND OMISSIONS

         If either THE REINSURER or THE COMPANY  fails to comply with any of the terms of this  Agreement and it is shown  that the  failure  was  unintentional  or the  result of a  misunderstanding  or an  administrative oversight on the part of either  party,  this  Agreement  will remain in effect.  If the failure to comply changes the operation or effect of this  Agreement,  both parties will be put back to the  positions  they would have  occupied  if the  failure  to comply  had not  occurred.  This  section  will not apply to any facultative  submission  until  THE  COMPANY  has  mailed  the  Notification  of  Reinsurance  form to THE
         REINSURER.

25.      INSOLVENCY

         For the purpose of this  Agreement,  THE COMPANY or THE REINSURER  shall be deemed  "insolvent" if it does one or more of the following occurs:

a.       A court-appointed receiver, trustee, custodian,  conservator,  liquidator,  government official or similar officer takes possession of the property or assets of either THE COMPANY or THE REINSURER; or

b.       Either  THE  COMPANY  or  THE   REINSURER  is  placed  in   receivership,   rehabilitation,   liquidation,
              conservation,  bankruptcy  or  similar  status  pursuant  to the laws of any  state or of the  United
              States; or

c.       Either THE COMPANY or THE REINSURER  becomes  subject to an order to rehabilitate or an order to liquidate as  defined  by the  insurance  code  of the  jurisdiction  of the  domicile  of THE  COMPANY  or THE
              REINSURER, as the case may be.

         In the event of the  insolvency  of THE COMPANY,  all  reinsurance  ceded,  renewed or otherwise  becoming effective  under this  Agreement  shall be  payable by THE  REINSURER  directly  to THE  COMPANY or to its liquidator,  receiver,  or  statutory  successor on the basis of the  liability  of THE COMPANY  under the contract or contracts  reinsured  without  diminution  because of the  insolvency  of THE  COMPANY.  It is understood,  however,  that in the event of the  insolvency of THE COMPANY,  the liquidator or receiver or statutory  successor  of the  insolvent  Company  shall give  written  notice of the  pendency  of a claim against  THE COMPANY on the policy  reinsured  within a  reasonable  time after such claim is filed in the insolvency  proceeding,  and during the pendency of such claim THE  REINSURER may  investigate  such claim and interpose,  at its own expense,  in the proceeding  where such claim is to be adjudicated  any defense or  defenses  which it may deem  available  to THE  COMPANY or is  liquidator  or  receiver  or  statutory successor.

         In the event THE  REINSURER  is deemed  insolvent,  THE  REINSURER  will be bound by any legal  directions imposed by its  liquidator,  conservator,  or statutory  successor.  However,  and if not in conflict with such  legal  directions,  THE  COMPANY  shall  have the right to cancel  this  Agreement  with  respect to occurrences  taking place on or after the date THE REINSURER  first  evidences  insolvency.  Such right to cancel  shall be exercised  by  providing  THE  REINSURER  (or its  liquidator,  conservator,  receiver or statutory  successor) with a written notice of THE COMPANY's  intent to recapture  ceded business.  If THE
         COMPANY  exercises such right to cancel and recapture  ceded  business,  such election shall be in lieu of any  premature  recapture  fee.  Upon such  election,  THE  COMPANY  shall be under no  obligation  to THE
         REINSURER,  its  liquidator,  receiver or statutory  successor ; however,  THE REINSURER,  its liquidator, receiver or statutory successor shall be liable for all claims incurred prior to the date of recapture.

26.      ARBITRATION

a.       GENERAL.  All disputes and  differences  under this Agreement  that cannot be amicably  agreed upon by the parties shall be decided by arbitration.  The  arbitrators  will have the authority to interpret this
              Agreement  and, in doing so, will consider the customs and  practices of the life  insurance and life reinsurance  industry.  The  arbitrators  will  consider  this  Agreement as an honorable  engagement rather than merely a legal  obligation,  and they are  relieved of all judicial  formalities  and may abstain from  following the strict rules of law. The  arbitration  shall take place within the United
              States.

b.       NOTICE. To initiate  arbitration,  one of the parties will notify the other, in writing,  of its desire to arbitrate.  The notice will state the nature of the dispute  and the desired  remedies.  The party to which the notice is sent will  respond to the  notification  in writing  within 10 days of receipt of the  notice.  At that  time,  the  responding  party will  state any  additional  dispute it may have regarding the subject of arbitration.

c.       PROCEDURE.   Arbitration  will  be  heard  before  a  panel  of  three  disinterested   arbitrators.   The
              arbitrators  will be  current  or  former  executive  officers  or  employees  of life  insurance  or reinsurance  companies;  however,  these  companies  will  not  be  either  party  or  any  of  their subsidiaries  or affiliates.  Each party will appoint one  arbitrator.  Notice of the  appointment of these  arbitrators  will be given by each  party to the  other  party  within  30 days of the date of mailing of the  notification  initiating  the  arbitration.  These two  arbitrators  will, as soon as possible,  but no longer  than 45 days after the date of the mailing of the  notification  initiating the arbitration, then select the third arbitrator.

              Should either party fail to appoint an  arbitrator  within 30 business days after the other party has given  written  notice  of its  arbitrator  appointment,  the  party  that has  given  notice  of its arbitrator  appointment  may appoint the second  arbitrator.  Should the two initial  arbitrators  be unable  to  agree  on  the  choice  of a  third  arbitrator,  each  arbitrator  will  nominate  three candidates,  two of whom the other will  decline,  and the  decision  will be made by drawing lots on the final  selection.  If this candidate  declines to serve,  then the candidate last eliminated will be  approached to serve.  This process will be repeated  until a candidate has agreed to serve as the third  arbitrator.  Once  chosen,  the three  arbitrators  will  have the  authority  to  decide  all substantive  and procedural  issues by a majority vote. The  arbitration  hearing will be held on the date fixed by the  arbitrators at a location  agreed upon by the parties.  In no event will this date be later than 6 months after the appointment of the third  arbitrator.  The arbitrators  will issue a written  decision  from which there will be no appeal.  Either  party may reduce  this  decision to a judgment before any court that has jurisdiction of the subject of the arbitration.

d.       COSTS.  Each party will pay the fees of its own  attorneys,  the arbitrator  appointed by that party,  and all other  expenses  connected  with the  presentation  of its own case.  The two parties  will share equally the cost of the third arbitrator.

27.      GOOD FAITH

         Each party agrees that all matters with respect to this Agreement require its utmost good faith.

28.      REPRESENTATIONS AND WARRANTIES

         THE COMPANY  represents and warrants to THE REINSURER that it is solvent in all  jurisdictions in which it does  business or is licensed.  THE  REINSURER  represents  and warrants to THE COMPANY that it is solvent on a  statutory  basis in all  states in which it does  business  or is  licensed.  Each  party  agrees to promptly  notify the other if it is  subsequently  financially  impaired.  Each party  affirms that it has and will continue to disclose all matters  material to this  Agreement and each cession.  Examples of such matters are a material  change in  underwriting  or issue  practices  or  philosophy,  or a change in each party's ownership or control.

         THE COMPANY represents and warrants the following:

a.       It is a corporation duly organized, existing and in good standing under the laws of Arizona.
b.       It is empowered  under  applicable laws and by its charter and bylaws to enter into and perform the duties contemplated in this Agreement.
c.       It has taken all  requisite  corporate  proceedings  to  authorize it to enter into and perform the duties contemplated in this Agreement.
d.       It has obtained any and all  regulatory  approvals as may be required for THE COMPANY to cede the Policies covered hereunder.
e.       It will take no unauthorized  action that would encourage the  policyholders  whose policies are reinsured under this Agreement to surrender,  reduce or otherwise  terminate  their existing  coverages  either through  direct or indirect  acts,  including  but not  limited  to, a plan of internal  replacement, without the consent of THE REINSURER.
f.       THE COMPANY  acknowledges  that THE  REINSURER  is entering  into this  Agreement  in reliance  upon these representations and warranties of THE COMPANY.

         THE REINSURER represents and warrants the following:

a.       It is a corporation duly organized, existing and in good standing under the laws of Georgia.
b.       It is empowered  under  applicable laws and by its charter and bylaws to enter into and perform the duties contemplated in this Agreement.
c.       It has taken all  requisite  corporate  proceedings  to  authorize it to enter into and perform the duties contemplated in this Agreement.
d.       It has obtained  any and all  regulatory  approvals  as may be required  for THE  REINSURER to provide the reinsurance covered hereunder.
e.       As part of THE  COMPANY's  due  diligence  process,  THE  REINSURER  has provided a completed  copy of the
              Reinsurance  Carrier  Fact  Sheet,  a copy of which is  attached  in Schedule G. Each and every year, upon  request  by THE  COMPANY  and after THE  REINSURER  has  completed  the Annual  Statement,  THE
              REINSURER will update the information  included in The  Reinsurance  Carrier Fact Sheet. In addition, from time to time,  THE REINSURER will update the  information  included in the Carrier Fact Sheet as requested by THE COMPANY.  The  information  included in the  Reinsurance  Carrier Fact Sheet is true and accurate as of the date shown on the Fact Sheet.
f.       THE  REINSURER  acknowledges  that THE  COMPANY is entering  into this  Agreement  in reliance  upon these representations  and warranties of THE REINSURER,  and THE REINSURER  agrees that THE COMPANY's right of recapture  under  Section 22 of this  Agreement  will be triggered  if, at any point in the future during the term of this  Agreement,  these  representations  and  warranties  are no longer  true and correct.

29.      CONFIDENTIALITY

         THE  REINSURER  agrees to regard and  preserve as  confidential  all  information  and  material  which is related to THE COMPANY's  business and/or  customers that may be obtained by THE REINSURER from any source as a result of this  Agreement.  THE  REINSURER  will not,  without first  obtaining  THE COMPANY's  prior written  consent  disclose  to any  person,  firm or  enterprise,  or use for its own  benefit  or for the benefit of any third party any Company  Confidential  Information or Company Customer  Information  except as necessary for retrocession  purposes,  external auditors, as required by court order, or as required by law or  regulation.  "Company  Confidential  Information"  includes,  but is not  limited  to any  and all financial  data,  statistics,  programs,  research,  developments,  information  relating to THE COMPANY's insurance and financial products,  planned or existing computer systems  architecture and software,  data, and  information of THE COMPANY as well as third party  confidential  information to which THE COMPANY has access.  "Company Customer  Information"  includes all information  provided by or at the direction of THE
         COMPANY about a customer of THE COMPANY or its  affiliates,  including  but not limited to name,  address, telephone number, email address, account or policy information, and any list or grouping of customers.

         Notwithstanding  the  foregoing,  the  provisions of Section 29 shall not apply with respect to disclosing of the Product, the Specifications  and/or Company Confidential  Information which is already known to THE
         REINSURER or is or becomes  publicly known through no wrongful act of THE  REINSURER;  or is received from a third party without  similar  restriction  and without  breach of this  Agreement;  or is  independently developed by THE  REINSURER;  or is approved for release by written  authorization  of THE COMPANY;  or is placed  in or  becomes  part of the  public  domain  pursuant  to or by reason of  operation  of law.  The
         REINSURER  shall be allowed to use the  experience  under this  Agreement  to perform  experience  studies
         (mortality,  lapse,  etc.)  provided that the  information is aggregated or is otherwise not identified as being  business  ceded from THE  COMPANY.  The  foregoing  exceptions  do not apply to the  disclosure  of
         Company  Customer  Information,  which may not be disclosed  without THE COMPANY's  prior written  consent except as noted in the paragraph preceding this one.

         The  provisions  of  this  Section  29  regarding  Company  Confidential  Information  shall  survive  the termination  of the  parties'  obligations  under  this  Agreement  for a  period  of two  years,  and the provisions of this Section 29 regarding  Company  Customer  Information  shall survive the  termination of the parties' obligations under this Agreement for a period of five years.

         THE  REINSURER  certifies  that it has  implemented  and will maintain an effective  information  security program to protect THE Company's Customer Information,  which program includes administrative,  technical, and physical safeguards:
              (a) to ensure the security and confidentiality of Customer Information;
              (b) to protect  against  any  anticipated  threats or hazards to the  security or  integrity  of such
                  Customer Information and,
              (c) to protect against  unauthorized  access to or use of Customer  Information which could result in substantial  harm or  inconvenience  to THE COMPANY or its affiliates,  or to customers of any of them.

         In the event that Company  Confidential  Information or Company  Customer  Information in THE  REINSURER's
         possession  is disclosed to an  unauthorized  third party,  THE  REINSURER  shall  immediately  advise THE
         COMPANY and take steps to prevent further disclosure.

30.      MEDICAL INFORMATION BUREAU

         THE REINSURER is required to strictly  adhere to the Medical  Information  Bureau  Rules,  and THE COMPANY
         agrees to abide by these Rules,  as amended from time to time.  THE COMPANY will not submit a  preliminary notice,  application for  reinsurance,  or reinsurance  cession to THE REINSURER  unless THE COMPANY has a signed, currently required Medical Information Bureau authorization.

31.      GOVERNING LAW

         This  Agreement  shall be governed  by the laws of Arizona  without  giving  effect to the  principles  of conflicts of laws thereof.

32.      ASSIGNMENT

         This Agreement is not assignable by either party except by the express written consent of the other.

33.      ACCESS TO  RECORDS

         THE REINSURER and THE COMPANY, or their duly authorized representatives, will have the right to inspect original papers, records, and all documents relating to the business reinsured under this Agreement including underwriting, claims processing, and administration.  Such access will be provided during regular business hours at the office of the inspected party.  THE COMPANY will be obligated to provide access to all of THE COMPANY's original papers, records and documents relating to the business reinsured under this Agreement and will take all necessary measures to ensure that it can fulfill this requirement.

34.      SEVERABILITY

         If any provision of this Agreement is determined to be invalid or unenforceable,  such  determination will not impair or affect the validity or the enforceability of the remaining provisions of this Agreement.

35.      FACILITY OF REINSURANCE

         THE  COMPANY  and THE  REINSURER  hereby  acknowledge  and  agree  that the  Modco  Agreement  with M Life
         Insurance  Company  described  in the  Preamble  that  covers  the same  policies  covered  under this YRT
         Agreement  will be subordinate to this YRT  Agreement.  The parties to the Modco  Agreement  agree to make all  payments  under the  Modco  Agreement,  regardless  of  whether  to or from THE  COMPANY,  net of all payments under this YRT Agreement, regardless of whether to or from THE COMPANY.

36.      REINSURANCE ADMINISTRATION

         THE COMPANY  shall perform all duties with respect to the  administration  of the  reinsurance  under this
         Agreement on the portion of the policies reinsured under this Agreement.

37.      NONWAIVER

         No  forbearance  on the part of either party to insist upon  compliance by the other party with any of the terms of this  Agreement  shall be  construed  as, or  constitute  a waiver  of,  any of the terms of this
         Agreement.

38.      COUNTERPARTS

         This  Agreement  may be  executed  simultaneously  in any number of  counterparts,  each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

39.      FINANCIAL REPORTS

         Upon request,  each party shall furnish to the other its respective NAIC Convention Blank  Statements,  as required by their respective state laws, within fifteen days after such request.

40.      OFFSET

         Any debts or credits,  in favor of or against  either THE  REINSURER  or THE COMPANY  with respect to this
         Agreement  or any other  agreement  between  the  parties  are deemed  mutual  debts or credits and may be offset and only the balance will be allowed or paid.

         The right of offset will not be affected or diminished because of the insolvency of either party.

41.      SURVIVAL

         Sections 24, 28 and 29 of this Agreement  shall survive the  recapture,  termination or expiration of this
         Agreement.

42.      SERVICE OF SUIT

         Each  party's  agent for service of process is  authorized  and  directed to accept  service of process on behalf of such  party in any such suit  and/or,  upon the  request of the other  party,  to give a written undertaking  to that party  that the agent for  service of  process  will  enter a general  appearance  on behalf of that party in the event that such a suit shall be instituted.  THE REINSURER  hereby  designates the  Superintendent,  Commissioner or Director of Insurance or his successor or successors in office,  for the State of Arizona,  as its true and lawful  attorney upon whom may be served any lawful  process in any action,  suit or proceeding  instituted by or on behalf of THE COMPANY arising out of this Agreement,  and hereby  designates  the agent for  service of process as the firm to whom said  officer is  authorized  to mail such processor a true copy thereof.

43.      NOTICES

         All notices and other  communications  under this Agreement will be effective when received and sufficient if given in writing and delivered by confirmed  facsimile  transmission,  by certified or registered mail, or by an  overnight  delivery  service  of  general  commercial  use  (such  as UPS,  Federal  Express  or
         Airborne),  addressed  to the  attention of the  applicable  party  described as follows or any  successor thereof:

a.       NOTICES SENT TO THE COMPANY

              Nicholas Simonelli
              Pruco Life Insurance Company
              213 Washington Street
              Newark, New Jersey 07102-2992

b.       NOTICES SENT TO THE REINSURER

              James M. Filmore
              2nd VP and Actuary
              Munich American Reassurance Company
              56 Perimeter Center East
              Atlanta, GA   30346-2290

   In  witness  of the above,  THE  COMPANY  and THE  REINSURER  have by their  respective  officers  executed  and delivered  this  Agreement in duplicate on the dates  indicated  below,  with an effective  date of December 15,
   2003.

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PRUCO LIFE INSURANCE COMPANY                                MUNICH AMERICAN REASSURANCE COMPANY
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By:________________________________                         By:______________________________
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Title:_______________________________                       Title:_____________________________
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Date:_______________________________                        Date:_____________________________
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By:________________________________                         By:______________________________
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Title:_______________________________                       Title:_____________________________
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Date:_______________________________                        Date:_____________________________
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Y-MPVUL-2003-MUNICH (M'S 50%)-PLAZ